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                            MOORE CORPORATION LIMITED
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                                                                                Jurisdiction of
Subsidiaries                                                                    Incorporation
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
Moore Holdings USA Inc.                                                         Delaware
    Moore North America Finance, Inc.                                           Delaware
    Moore North America, Inc.                                                   Delaware
         Moore Financial Inc.                                                   Nevada
         Moore Business Forms de Puerto Rico S.A.                               Puerto Rico
         The Nielson Company                                                    Ohio
         Litho Industries, Inc.                                                 North Carolina
         FRDK Inc.                                                              New York
                  G2.com Inc.                                                   Delaware
                  Peak Technologies Inc.                                        Illinois
                           Peak Technologies Holdings Ltd                       United Kingdom
                                    Peak Technologies UK Ltd                    United Kingdom
                                    Accuscan International Ltd                  United Kingdom
                                    Peak Technologies Benelux BV                The Netherlands
                                    Peak Technologies (Schwiez) AG              Switzerland
                                    Peak Technologies Holdings GmbH             Germany
                                            Peak Technologies GmbH              Germany
                                            Accuscan GmbH                       Germany

FGSU Holding BV                                                                 The Netherlands

MH Holdings Limited                                                             Ontario
Moore International Hungary Financial Services Limited                          Hungary

Quality Color Press Inc. (50%)                                                  Alberta

Moore Group Services bvba                                                       Belgium
Moore International Ireland                                                     Ireland
Moore Business Forms Holdings UK Limited                                        United Kingdom
         Moore Business Forms Limited                                           United Kingdom
                  Moore IMS Limited                                             United Kingdom
                  Moore Business Forms Pensions Trustees UK Ltd.                United Kingdom
                  Paragon GmbH                                                  Germany
                  Moore Response Marketing Limited                              United Kingdom

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                                                                                Jurisdiction of
Subsidiaries                                                                    Incorporation
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
Moore International BV                                                          The Netherlands
Moore Response Marketing BV                                                     The Netherlands
         Moore IMS B.V.                                                         The Netherlands
Moore Paragon (Caribbean) Ltd.(60%)                                             Barbados
         Moore Trinadad (99%)                                                   Trinadad
         GCS Limited (50%)                                                      Barbados
                  Moore Granada Limited                                         Granada
Moore Cayman Islands Ltd.                                                       Cayman Islands
Moore Belgium NV                                                                Belgium
    Moore Response Marketing NV                                                 Belgium
         Moore Response Marketing GmbH                                          Germany
         Moore Response Marketing SA                                            France
         Response Marketing SARL (99.9%)                                        France

Moore de Mexico Holdings, SA de CV                                              Mexico
Moore de Mexico SA de CV                                                        Mexico
Commercializadora Moore de Mexico                                               Mexico


Moore Brasil Ltda                                                               Brazil
Inversiones Moore CA                                                            Venezuela
Moore Technology and Trading CA                                                 Venezuela
                  Moore de Venezuela SA (50.1%)                                 Venezuela
Moore de Centro America, SA (56%)                                               Guatemala
Moore de Centro America, SA de CV (56%)                                         El Salvador
Moore de Centro America, SA de CV (56%)                                         Honduras
Moore de Centro America, SA (56%)                                               Costa Rica
Formularios Comerciales de Nicaragua, S.A.                                      Nicaragua
Moore Interantional S.A.                                                        Panama

Moore Argenta S.A.                                                              Argentina
Communicacion Dinamica S.A. (50%)                                               Argentina

Inversora Dirkon                                                                Uruguay


Moore Business Forms Caribbean Ltd. (40%)                                       Jamaica
MI Insurance Ltd.                                                               Barbados

Shanghai Jielong Moore Business Forms & Systems Co.Ltd.(60%)                    China



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